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                                                                   EXHIBIT 2.3


                          SHAREHOLDER VOTING AGREEMENT

         This SHAREHOLDER VOTING AGREEMENT (the "Agreement") is entered into on November __, 1998, by and among the undersigned shareholder ("Shareholder") of American Retirement Corporation, a Tennessee corporation ("Pioneer"), and Assisted Living Concepts, Inc., a Nevada corporation ("Trailblazer").

                                   WITNESSETH:

         WHEREAS, concurrently with the execution of this Agreement, Pioneer, Pioneer Merger Corporation, a Tennessee corporation and a wholly-owned subsidiary of Pioneer ("Merger Sub"), and Trailblazer are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which Pioneer proposes to combine with Trailblazer by means of a merger (the "Merger") of Merger Sub with and into Trailblazer in which (a) each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation; (b) each issued and outstanding share of common stock, par value $.01 per share, of Trailblazer (the "Trailblazer Common Stock"), other than shares of Trailblazer Common Stock that are owned by Trailblazer as treasury stock and shares of Trailblazer Common Stock, if any, that are owned by Pioneer, shall automatically be converted into the right to receive 0.85 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Pioneer (the "Pioneer Common Stock"); and (c) each 6.0% Convertible Subordinated Debenture due 2002 and each 5.625% Convertible Subordinated Debenture due 2003 of Trailblazer (collectively, the "Trailblazer Debentures"), each option to purchase Trailblazer Common Stock, and each grant of Trailblazer Restricted Stock outstanding as of the Effective Time shall be assumed by Pioneer as provided in Section 5.7 of the Merger Agreement;

         WHEREAS, Shareholder owns, as of the date hereof, the shares of Pioneer Common Stock as set forth on Schedule A attached hereto (collectively, the "Existing Shares," together with any shares of Pioneer Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

         WHEREAS, Trailblazer has entered into the Merger Agreement in reliance on Shareholder's representations, warranties, covenants, and agreements hereunder.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                      PROXY

         1.1 PROXY. (a) With respect to the Merger Agreement or any Third Party Transaction for which approval of the shareholders of Pioneer is sought, and any transactions contemplated


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thereby, Shareholder hereby irrevocably makes, constitutes, and appoints
Trailblazer to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, with full power to appoint a substitute or substitutes, to vote the Shares in the name of and as proxy for the undersigned. Shareholder further directs Trailblazer, and Trailblazer hereby agrees, to vote all of the Shares that are entitled to vote at any meeting of the shareholders of Pioneer (whether annual or special and whether or not an adjourned meeting), or by written consent, in the place and stead of Shareholder in favor of the Merger as set forth in the Merger Agreement and against any Third Party Transaction. By giving this proxy, Shareholder hereby revokes any other proxy relating to the Merger Agreement or any Third Party Proposal granted by the Shareholder at any time with respect to the Shares and no subsequent proxies will be given with respect thereto by Shareholder relating to the Merger Agreement or any Third Party Transaction.

         (b) All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events, and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns, and legal representatives of Shareholder. If after the execution of this Agreement Shareholder shall cease to have appropriate power or authority, or if any other such event or events shall occur, Trailblazer is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of any notice thereof.

         (c) Shareholder shall perform such further acts and execute such further documents as may be required to vest in Trailblazer the sole power to vote the Shares in accordance herewith during the term of the proxy granted herein.

         (d) The proxy granted herein shall expire on the date of termination of this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         2.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Trailblazer as follows:

         (a) Ownership of Shares. On the date of this Agreement, the Existing Shares are all of the Shares currently beneficially owned by Shareholder. Shareholder does not have any rights to acquire any additional shares of Pioneer Common Stock other than as set forth on Schedule A attached hereto. Other than as set forth on Schedule B attached hereto, Shareholder currently has good, valid, and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws).



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         (b) Power; Binding Agreement. Shareholder has the full legal right, power, and authority to enter into and perform all of Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by Shareholder will not violate any other agreement to which Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement, or voting trust. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid, and binding agreement of Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution or delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will (i) require any consent or approval of or filing with any person or entity or (ii) constitute a violation of, or conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement, or other restriction of any kind to which Shareholder is a party or by which Shareholder is bound.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TRAILBLAZER

         3.1 REPRESENTATIONS AND WARRANTIES OF TRAILBLAZER. Trailblazer represents and warrants to Shareholder as follows:

         (a) Power; Binding Agreement. Trailblazer has full legal right, power, and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Trailblazer will not violate any other agreement to which Trailblazer is a party. This Agreement has been duly executed and delivered by Trailblazer and constitutes a legal, valid, and binding agreement of Trailblazer, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally or general principles of equity. Neither the execution of this Agreement nor the consummation by Trailblazer of the transactions contemplated hereby will (i) require any consent or approval of or filing with any person or entity or (ii) constitute a violation of, or conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement, or other restriction of any kind to which Trailblazer is a party or by which it is bound.

                                   ARTICLE IV
                                   TERMINATION

         4.1 TERMINATION. This Agreement (other than the provisions of Section 6.8) shall terminate on the earlier of (i) the date on which Trailblazer and Shareholder mutually consent in writing to terminate this Agreement; (ii) the date of the Closing (as defined in the Merger Agreement); or (iii) the termination of the Merger Agreement in accordance with the terms thereof.




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                                    ARTICLE V
                        CERTAIN COVENANTS OF SHAREHOLDER

         5.1 CERTAIN COVENANTS OF SHAREHOLDER.

         (a) Except in accordance with the provisions of this Agreement, Shareholder agrees, while this Agreement is in effect, not to, directly or indirectly:

             (i) Sell, transfer, pledge, encumber, assign, or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment, or other disposition of, any of the Shares unless the party to whom such Shares are (or are to be) sold, pledged, assigned, or otherwise transferred shall have executed an acknowledgment and ratification of the grant of proxy effected by this Agreement, in such form and substance as are reasonably acceptable to Trailblazer; or

            (ii) Grant any proxy, deposit any Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.

         (b) Shareholder agrees, while this Agreement is in effect, to notify Trailblazer promptly of the number of any shares of Pioneer Common Stock acquired by such Shareholder after the date hereof.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy, telex, or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed to Shareholder at the address(es) set forth on the signature page hereof and to Trailblazer at:

                  Assisted Living Concepts, Inc.
                  9955 SE Washington, Suite 201
                  Portland, OR  97216
                  Attention: William McBride III
                  Telecopier (503) 255-8002




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                  With copies to:

                  Latham & Watkins
                  633 W. Fifth Street, Suite 4000
                  Los Angeles, CA  90071
                  Attention: Gary Olson
                  Telecopier:  (213) 891-8763

         6.2 ENTIRE AGREEMENT. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter.

         6.3 ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and personal representatives, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         6.4 GOVERNING LAW. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Tennessee applicable to contracts to be made and performed wholly within such state without reference to the conflict of laws principles thereof.

         6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         6.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         6.7 FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         6.8 LEGAL EXPENSES. In the event any legal proceeding is commenced by any party to this Agreement to enforce or recover damages for any breach of the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorney's fees.




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         6.9 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, and supplemented only by a written document executed by Trailblazer and Shareholder.

         6.10 SPECIFIC PERFORMANCE. The parties agree that in the event of a breach of any provision of this Agreement, irreparable damage would occur, the aggrieved party would be without an adequate remedy at law, and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity.



                            [Signature Page Follows]




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         IN WITNESS WHEREOF, Trailblazer has caused this Agreement to be executed by its duly authorized officers and Shareholder has executed this Agreement, each as of the date set forth above.


                                             ASSISTED LIVING CONCEPTS, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------




                                             SHAREHOLDER


                                             ----------------------------------
                                             Name:
                                                  -----------------------------







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                                   SCHEDULE A

1.     Shares Owned Beneficially by Shareholder:

       Name:

       Record Holder:                               No. of Shares:
                     -------------------------                     -------------
       Beneficial Holder:
       (if different)   ----------------------

2.     Shareholder's Options to Purchase Shares:

       Name of Option Holder:                       No. of Shares:
                             -----------------                    --------------






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                                   SCHEDULE B

         Please list below any liens, encumbrances, restrictions, options, warrants, rights to purchase, and/or claims of any kind (other than the encumbrances created by this Agreement and/or other restrictions on transfer upon applicable federal and state securities laws (if there are none, please so state).

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